Exhibit 99.1

                                                         Joint Filer Information

Name:                      Bruce Galloway

Address:                   c/o Galloway Capital Management, LLC
                           1325 Avenue of the Americas, 26th Floor
                           New York, NY 10019

Designated Filer:          GCM Security Partners, LLC

Date of Event
Requiring Statement:       May 21, 2004

Signature:                 Bruce Galloway


                           By: /s/ Bruce Galloway
                              -----------------------
                               Name: Bruce Galloway
                               Title: Managing Member